TO BE EFFECTIVE DECEMBER 6, 2002

               AMENDMENT OF ARTICLES OF INCORPORATION

                               OF

                   STRONG MUNICIPAL FUNDS, INC.

     The undersigned Assistant Secretary of the Strong Municipal Funds, Inc. (the "Corporation"), hereby certifies that, in accordance with Section 180.1002 of the Wisconsin Statutes, the following Amendment was duly adopted to create the Corporation's shares of Common Stock of the Strong Minnesota Tax-Free Fund and to create the Class C series of the Strong Wisconsin Tax-Free Fund.

         Paragraph A of Article IV is hereby amended by deleting Paragraph A thereof and inserting the following as a new paragraph:

`A. The Corporation shall have the authority to issue an indefinite number of shares of Common Stock with a par value of $.00001 per share. Subject to the following paragraph the authorized shares are classified as follows:

      CLASS                                                      SERIES           AUTHORIZED NUMBER
                                                                                  OF SHARES
      Strong Intermediate Municipal Bond Fund                    Investor         Indefinite
      Strong Minnesota Tax-Free Fund                             Investor         Indefinite
                                                                 Advisor          Indefinite
                                                                 Class C          Indefinite
      Strong Municipal Money Market Fund                         Investor         Indefinite
      Strong Short-Term High Yield Municipal Fund                Investor         Indefinite
      Strong Tax-Free Money Fund                                 Investor         Indefinite
      Strong Ultra Short-Term Municipal Income Fund              Investor         Indefinite
                                                                 Advisor          Indefinite
                                                                 Institutional    Indefinite
      Strong Wisconsin Tax-Free Fund                             Investor         Indefinite
                                                                 Advisor          Indefinite
                                                                 Class C          Indefinite "'

         This Amendment to the Articles of Incorporation was adopted by the Board of Directors of the Corporation as of November 8, 2002, in accordance with Sections 180.1002 and 180.0602 of the Wisconsin Statutes. Shareholder approval was not required. No shares of the Investor, Advisor or Class C series of the Strong Minnesota Tax-Free Fund or the Class C series of the Strong Wisconsin Tax-Free Fund have been issued.

         Executed in duplicate this 2nd day of December, 2002.

                                  STRONG MUNICIPAL FUNDS, INC.



                               By: /s/ Gilbert L. Southwell III
                                  -----------------------------------
                                  Gilbert L. Southwell III, Assistant Secretary

This instrument was drafted by:

Gilbert L. Southwell, III
Strong Financial Corporation
100 Heritage Reserve
Menomonee Falls, WI  53051